Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Plan Inducement Award Plan of Sema4 Holding Corp. of our report dated March 14, 2022, with respect to the consolidated financial statements of Sema4 Holding Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
May 2, 2022